                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE NEW BIBB COMPANY


     1.   Name.  The name of the Corporation is The New Bibb Company.
          ----

     2.   Registered Office and Agent.  The address of the Corporation's
          ---------------------------
registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3.   Purpose.  The purposes for which the Corporation is formed are to
          -------
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

     4.   Authorized Capital.  The aggregate number of shares of stock which
          ------------------
the Corporation shall have authority to issue is 110 shares, divided into two
(2) classes consisting of 10 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 100 shares of Common Stock, par value $.01 per share ("Common Stock").

     The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          A.   PREFERRED STOCK

               1. Issue in Series.  Preferred Stock may be issued from time to
                  ---------------
          time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

               2. Creation of Series.  The Board of Directors will have
                  ------------------
          authority by resolution to cause to be
            created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                      (a) the distinctive designation of the series and the
                 number of shares which will constitute the series, and whether or not such number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                      (b) the dividend rate and the times of payment of
                 dividends, if any, on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                      (c) whether or not the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                      (d) whether or not the shares of the series will be
                 entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                      (e) whether or not the shares of the series will be
                 convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                      (f) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                      (g) whether or not the shares of the series will have
                 priority over or be on a parity
                 with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                      (h) whether or not the series will have voting rights, in
                 addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                      (i) any other preferences, qualifications, privileges,
                 options and other relative or special rights and limitations of that series.

            B.   COMMON STOCK

                 1. Dividends.  Holders of Common Stock will be entitled to
                    ---------
            receive such dividends as may be declared by the Board of Directors.

                 2. Voting Rights.  The holders of Common Stock shall have the
                    -------------
            general right to vote for all purposes, including the election of Directors, as provided by law. Subject to the terms of the Preferred Stock Designation, each holder of Common Stock shall be entitled to one vote for each share thereof held.

     The Corporation will not issue any non-voting equity securities; provided, however, that this provision, included in this Amended and Restated
--------  -------
Certificate of Incorporation in compliance with section 1123(a)(6) of title 11 of the United States Code, as amended (the "Bankruptcy Code"), will have no force and effect beyond that required by section 1123(a)(6) of the Bankruptcy Code and will be effective only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

       5.  Incorporator.  The name and mailing address of the incorporator is
           ------------
Luann M. Taiariol, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

       6.   Bylaws.  The Board may make, amend, and repeal the Bylaws of the
            ------
Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation.

       7.   Directors.
            ---------

            (a)   Number, Election, and Terms of Directors.  Subject to the
                  ----------------------------------------
       rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, the number of the Directors of the Corporation will not be less than three nor more than nine and will be fixed from time to time in the manner described in the Bylaws of the Corporation.

            (b)   Newly Created Directorships and Vacancies.  Subject to the
                  -----------------------------------------
       rights, if any, of the holders of any series of Preferred Stock to elect additional Directors, newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or, if there is no remaining Director, by the stockholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

       8.   Right to Amend.  The Corporation reserves the right to amend any
            --------------
provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

       9.   Limitation on Liability.  The Directors of the Corporation shall be
            -----------------------
entitled to the benefits of all limitations on the liability of Directors generally that are now or hereafter become available under the General Corporation Law of Delaware.

Without limiting the generality of the foregoing, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this Article 9 shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

       10.  Meetings.  Subject to the rights of the holders of any series of
            --------
Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

Dated:  June 7, 1996


                           /s/ Luann M. Taiariol
                           -------------------------------
                           Luann M. Taiariol, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE NEW BIBB COMPANY

                     (BEFORE RECEIPT OF PAYMENT FOR STOCK)

                         ____________________________


       The New Bibb Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

       FIRST: That by written consent of all of the directors of the Company, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company. The resolution setting forth the amendment is as follows:

            RESOLVED, that Article 4 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

       4.   Authorized Capital.  The aggregate number of shares of stock which
            ------------------
the Corporation shall have authority to issue is 17,000,000 shares, divided into two (2) classes consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 12,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

       The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

            A.   PREFERRED STOCK

                 1. Issue in Series.  Preferred Stock may be issued from time to
                    ---------------
            time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

                 2. Creation of Series.  The Board of Directors will have
                    ------------------
            authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                    (a) the distinctive designation of the series and the number of shares which will constitute the series, and whether or not such number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                    (b) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                    (c) whether or not the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    (d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    (e) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (f) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (g) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                    (h) whether or not the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                    (i) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

            B.   COMMON STOCK

                 1. Dividends.  Holders of Common Stock will be entitled to
                    ---------
            receive such dividends as may be declared by the Board of Directors.

                 2. Voting Rights.  The holders of Common Stock shall have the
                    -------------
            general right to vote for all purposes, including the election of Directors, as provided by law. Subject to the terms of the Preferred Stock Designation, each holder of Common Stock shall be entitled to one vote for each share thereof held.

       The Corporation will not issue any non-voting equity securities;

provided, however, that this provision, included in this Amended and Restated
--------  -------
Certificate of Incorporation in compliance with section 1123(a)(6) of title 11 of the United States Code, as amended (the "Bankruptcy Code"), will have no force and effect beyond that required by section 1123(a)(6) of the Bankruptcy Code and will be effective only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

       SECOND: That the Company has not received any payment for any of its stock.

       THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by all of its directors, this 9th day of September, 1996.

                           THE NEW BIBB COMPANY



                           By:/s/ Robert E. Bridgeman
                              --------------------------------
                                Robert E. Bridgeman
                                Director


                           By:/s/ Thomas C. Foley
                              ---------------------------------
                                Thomas C. Foley
                                Director

                           By:/s/ A. William Ott
                              ---------------------------------
                                A. William Ott
                                Director